                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

         This LOAN AGREEMENT (as amended from time to time, this "Agreement"), replaces and supercedes an interim demand loan of October 4, 2001 (the "Bridge Loan"), and is intended to take effect as of October 4, 2001 and is entered into by and among Car Security S.A., an Argentina corporation (the "Borrower"), and LoJack Recovery Systems Business Trust, a Massachusetts business trust and a subsidiary of LoJack Corporation ("Lender").

         WHEREAS, Borrower and Lender have agreed that Lender or its parent will advance an aggregate of up to $1,750,000 to Borrower under certain conditions.

         NOW, THEREFORE, in consideration of the undertakings herein, Borrower and Lender (together, the "Parties") hereby agree as follows:

1.       The Loan.

         Subject to and on the terms and conditions of this Agreement:

         (a) Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, an aggregate cash principal amount of up to $l,750,000 (the "Loan"), which amount shall be advanced in installments as set forth in Section 4 of this Agreement. Advances pursuant to the Interim Loan shall be treated as advances hereunder for all purposes.

         (b) The Loan shall be made by Lender to Borrower in one or more closings. The first closing shall be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, MA 02109, on the date hereof or on such other date as the parties shall mutually agree ("First Closing"). All closings subsequent to the First Closing ("Subsequent Closings") shall take place on the date on which an Advance (as defined in Section 4 hereof) is to be made as provided in Section 4. The First Closing and all Subsequent Closings shall be referred to herein as the "Closings."

         (c) At the First Closing, all outstanding obligations of the Borrower to the Lender relating to inventory, as set forth in
                  Schedule 1 hereof, shall be treated as an Advance hereunder.

         (d) Lender shall, without limitation, have the power, in its sole discretion, to amend, modify or waive (or give consents or approvals under) the terms hereof, and to enforce or defer enforcement, in whole or in part, of, Lender's rights hereunder.

2.       The Note.

         The Loan shall be evidenced by an interest-bearing promissory note, payable to the order of Lender in the form of Exhibit A attached hereto, which shall be duly completed and dated as of the date on which Lender becomes a party hereto and executed and delivered by Borrower at the First Closing. The promissory note issued under this Agreement shall be referred to as the "Note."

3.       Interest.

         Interest shall accrue and be payable by Borrower to Lender on the outstanding and unpaid principal amount of the Loan at the rate of
         0.7508 percent per month, compounded monthly, as provided in the Note, with interest on Default (as herein defined) accruing at the rate set forth in the Note.

4.       Advances.

         (a) Provided that no Default (as defined in Section 6) has occurred or is continuing, Lender agrees to advance to Borrower, solely in the form of inventory, the amount of the Loan in installments, as requested by Borrower in accordance with this Section 4 (each, an "Advance").

         (b) Receipt by Borrower of inventory from Lender from time to time shall be treated as an Advance hereunder. Such Advances may be made upon such terms and conditions as prescribed by the ordinary course of dealings between the Borrower and Lender. Notwithstanding anything herein contained, Lender shall have no obligation to provide additional inventory to Borrower upon the occurrence or during the continuance of an Event of Default.

         (c) Borrower may make a request to purchase inventory to be purchased by an Advance at any time, but not more frequently than once per forty-five (45) days, commencing forty-five (45) days from the date hereof, by delivering to Lender written irrevocable notice requesting an Advance and stating the requested amount of the Advance, which notice must be received by Lender at least ten (10) business days prior to the requested date of the Advance, and must be accompanied by a certificate of the Secretary of Borrower certifying that attached thereto is a true and complete copy of the resolutions of the Board of Directors of Borrower authorizing the request for an Advance. Lender may waive the restrictions under this Section 4(b) in any instance in its sole discretion.

5.       Repayment of Loan.

         (a) Borrower shall repay to Lender the principal amount of the Loan and shall pay all interest accrued thereon and all other amounts payable to Lender pursuant to the terms of this Agreement or the Note (such principal, interest and other amounts, collectively, the "Debt") on or before August 31, 2004 (the "Repayment Date"), subject to acceleration as provided in Section 5(d).

         (b) Borrower shall direct all available cash flow to the repayment of the Debt; provided, however, that Borrower need not apply cash flow to such repayments to the extent that such cash flow has been otherwise allocated pursuant to (i) the Budget, or
                  (ii) the terms and conditions of the trust agreements between Borrower and Banco de la Provincia de Cordoba, as Trustee, including that certain Trust Agreement dated August 3, 2001 (collectively, the "Trust Agreements"). Nothing contained in this Section 5(b) shall be construed as relieving Borrower's obligation as set forth in Section 5(a).

         (c) Subject to the provisions of the Trust Agreements, the net proceeds of: (i) any sale of Borrower assets outside the course of ordinary business, (ii) any offering of equity interests in the Borrower, (iii) any offering of debt instruments of the Borrower, and (iv) any insurance or condemnation awards, shall be applied to the repayment of the Debt hereunder.

         (d) Upon the occurrence of a Default (as defined in Section 6), the Debt shall become due and payable immediately without presentment, demand, protest or notice, all of which are hereby waived by Borrower, (1) automatically in the case of
                  Section 6(f) or 6(g); and (2) at the election of Lender by notice to Borrower in the case of Sections 6(a) through 6(e).

         (e) Loans may be prepaid at any time, without premium or penalty, upon three (3) business days notice, which notice of prepayment shall be irrevocable.

6.       Default; Consequences of Default.

         Each of the following events shall constitute an immediate default (a "Default") under this Agreement and the Note, unless waived by Lender:

         (a) Borrower shall fail to pay any part of the Debt as and when the same shall become due and such amount shall remain unpaid for a period of five (5) days;

         (b) any representation or warranty of Borrower contained in this Agreement shall have been incorrect in any material respect as of the date hereof;

         (c) Borrower shall fail to provide Lender with immediate notice of its failure or inability to comply with any provision of
                  Section 7 hereof;

         (d) Borrower shall materially default in the observance or performance of any other material agreement or covenant contained in this Agreement, the Note, the License Agreement or any other agreement with Lender or an affiliate of Lender, and such default shall not have been cured or waived within thirty (30) days of the occurrence of such default;

         (e) Borrower shall materially deviate from such approved budget, or shall materially fail to achieve the approved projected cash flow for two consecutive quarters;

         (f) the entry of any decree or order by a court having jurisdiction adjudging Borrower a debtor or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Borrower under Argentina Bankruptcy law Nbr. 24,522, as amended (the "Bankruptcy Law")] or any other applicable federal or state law, the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Borrower, or of any substantial part of the property of Borrower, and the continuance of any such decree or order unstayed, undischarged, or undismissed and in effect for more than sixty (60) consecutive days; or

         (g) institution by Borrower of proceedings, under the Bankruptcy Law or any other applicable federal or state law, seeking an order for relief, or the consent of Borrower to the institution of bankruptcy or insolvency proceedings against Borrower, or the consent by Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of or for Borrower or any substantial part of the property of Borrower, or the making by Borrower of any assignment for the benefit of creditors, or the admission by Borrower of Borrower's inability to pay its debts generally as they become due, or the taking of any action by Borrower in furtherance of any such action.

7.       Borrower Covenants.

So long as any amount of the Debt under any Note is outstanding:

         (a) Borrower shall not, without the written permission of Lender, create, incur, assume or suffer to exist any Indebtedness other than (i) except trade debt which is current of not more than $1,800,000 of which not more than $1,200,000 (the "Trust Debt") held by various creditors is or may be made subject to and with the benefit of the provisions of the trust agreements with Banco Provincia de Cordoba as Trustee including the agreement of August 3, 2001 (the "Trust Agreements") and (ii) Indebtedness to Lender under this Agreement. For the purposes of this Agreement, "Indebtedness" means (a) all indebtedness of Borrower for borrowed money including trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, or (b) any other indebtedness of Borrower which is evidenced by a note, bond, debenture or similar instrument;

         (b) Borrower shall submit its annual operating and capital plans and budget to Lender;

         (c) Borrower has as provided to Lender restated financials, which it warrants to be correct, and a three-year budget (the "Budget") and cash flow projection.

         (d) Borrower shall make no payment under the Trust Agreements which has not been previously provided for in the Budget. The amounts due hereunder shall receive the benefit of the Trust Agreements. Instructions or certificates for payments pursuant to the Trust Agreements shall be made consistent with the approved budget. All other existing and future debt shall be subordinated in all respects to amounts due and other obligations and rights hereunder;

         (e) Borrower shall not engage in any transaction outside the ordinary course of business without the prior written approval of Lender. Lender's approval of any such transaction shall not be construed to imply any obligation on Lender's part to modify any provision of this Agreement. For purposes of this section, a transaction outside the ordinary course of business includes, without limitation, transactions wherein any party therein is located outside the geographic boundaries of the country of Argentina. Lender may, at its own discretion, perform or participate directly or indirectly in any transaction which Borrower is unable to complete for any reason whatsoever, without compensation to Borrower therefor;

         (f)      Borrower shall not issue any debt security;

         (g) Borrower shall not take any action that results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of Borrower's assets are sold;

         (h) Borrower shall not redeem or repurchase any of its outstanding stock;

         (i) Borrower shall not enter into any agreement that would restrict its ability to perform its obligations hereunder or under any other Loan Document;

         (j) Borrower shall not take any action which results in a material change of its current line(s) of business;

         (k) Borrower shall not declare or pay a dividend or make any distribution with respect to Common Stock, whether in cash or in kind;

         (l) Borrower shall provide Lender and the reviewing accounting firm with monthly financial statements, including a balance sheet, income statement, and statement of cash flows, within 30 days after the end of each month, and shall provide such other information regarding Borrower's condition and affairs, as Lender may reasonably request, within two (2) days of such request;

         (m) Borrower shall provide Lender, within 45 days of the end of each quarter, with quarterly financial statements, including a balance sheet, income statement, and statement of cash flows, which statements have been reviewed by a "Big Five" accounting firm reasonably acceptable to Lender;

         (n) Borrower shall provide Lender, within 90 days of the end of each fiscal year, with audited financial statements, including a balance sheet, income statement, and statement of cash flows, which statements have been reviewed by Borrower's outside auditors;

         (o) Borrower shall adopt and implement those portions of the accounting recommendations made by Deloitte and Touche LLP that are specified by Lender;

         (p) Borrower shall employ a "Big Five" accounting firm reasonably acceptable to the Lender to serve as its outside auditor if, and only if, Lender so requires pursuant to written notice provided to Borrower;

         (q) Borrower shall enter into and maintain in effect proprietary information and invention agreements satisfactory to Lender with executives and key employees including a non-compete agreement for a period of one (1) year after leaving the Borrower. All non-compete agreements shall provide that, for the extent of their term, executives and key employees will not own an interest in, be employed by, or be associated with, any direct competitor of Borrower or of Lender.

         (r) Borrower shall give Lender immediate notice of any noncompliance with covenants, and failure to give such notice shall be a default. The giving of such notice, however, shall not constitute a default, and default shall occur as provided herein with respect to notice and subject to materiality qualifications and after the expiration of cure periods.

         (s) Borrower has provided to Lender information as to senior management, and confidence in such management is material to Lender in entering into this transaction. Any change in management control not approved by Lender shall be a default;

         (t) Borrower shall send all notices of meetings of its Board of Directors, and copies of all materials sent to its Board of Directors to two individuals which Lender shall designate from time to time in writing. Such notices and materials shall be sent to such individuals at the same time and in the same manner as provided to the members of the Borrower's Board of Directors. Borrower shall also permit such individuals to attend all meetings of the Board of Directors. The two individuals initially appointed by the Lender are William Duvall and Terri Shipp, each of which with an address of:
                  LoJack Recovery Systems Business Trust, Westwood Executive Center, 200 Lowder Brook Road, Suite 1000, Westwood, MA 02090, United States of America. Telephone: 01 781 326-4700; Fax: 781 326-7255; and

         (u) Borrower will provide such other information as Lender may reasonably request from time to time. In addition, Lender may examine the Borrower's books and records from time to time;

         provided, however, that any of the aforementioned covenants of Borrower may be waived pursuant to a written waiver signed by Lender.

8.       Representations and Warranties.

         As a material inducement to Lender to make the Loan, Borrower represents and warrants to Lender, as of the date hereof, as follows:

         (a) Borrower is duly organized and in good standing under the laws of Argentina, with all power and authority to lawfully execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder.

         (b) This Agreement and the Note, and the execution and delivery of the same by the undersigned officer of Borrower, have been duly authorized by all necessary corporate action of Borrower, are binding and enforceable on Borrower in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights and general principles of equity, and do not conflict with any other obligation or commitment of Borrower to any third party.

         (c) Since November 1, 2001, there has been no material adverse change in the financial condition, business, operations or prospects of Borrower other than those reflected in the financial statements of Borrower provided to Lender at the Closing.

9.       Closing Conditions.

         The obligation of Lender to make Advances under the Loan at the Closings is subject to the satisfaction or written waiver by Lender of the following conditions:

         (a)      Prior to, or on the date of the First Closing:

                  (i) Lender shall have received from the Borrower: (A) two copies of this Loan Agreement, duly executed by the Borrower,
                  (B) a Promissory Note in the amount of $1,750,000, duly executed by the Borrower, (C) a Guarantee of the obligations hereunder, duly executed by Mr. Carlos Mackinlay and (D) a Pledge Agreement pledging all of the shares of stock of the Borrower, duly executed by Mr. Carlos Mackinlay, Mr. Roberto Bonanni Rey, and Borrower. The documents referred to in clauses (A)-to (D) above, as they may be amended from time to time, are collectively referred to as the "Loan Documents".

                  (ii) Borrower shall have delivered to Lender a duly executed amendment to that certain License Agreement, dated October 16, 1998, between Borrower and Lender (the "License Agreement") stating that a default under this Agreement, or any other agreement between Borrower and Lender, shall be an event of default under the License Agreement.

                  (iii) Lender shall have received from Borrower's counsel an opinion in form satisfactory to Lender.

                  (iv) Such other certificates and documents as Lender may reasonably request.

         (b) Lender shall have reasonably determined that there has not been any material adverse change in or affecting Borrower's business, financial condition or its prospects since the date of the Bridge Loan.

         (c) Prior to any Closing under this Agreement, Borrower shall have delivered to Lender a certificate, signed by the President of Borrower certifying that the representations and warranties contained in Section 8 are true, complete and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such date and that Borrower has complied with each of the covenants contained in Section 7.

10.      Further Assurances.

         The Parties shall each execute and deliver such additional documents, and take such additional actions, as may be necessary from time to time to implement the provisions of this Agreement, provided that this
         Section 10 shall not alter the obligations and rights of the Parties hereunder.

11.      Successors and Assigns.

         This Agreement and the Note shall be binding upon and inure to the benefit of the successors, heirs, executors and administrators and the permitted assigns and transferees (pursuant to Section 13 hereof) of the Parties.

12.      Amendment; Waivers.

         No term or provision of this Agreement may be amended, modified or waived without the prior written consent of Borrower and Lender. No amendment, modification or waiver shall be deemed to have been made or given by reason of any oral agreement or representation, course of conduct, usage of trade, delay, forbearance or acquiescence of a Party, whether on one or more occasions.

13.      Assignment.

         Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrower.

14.      Addresses for Notices, etc.

         Any notices and other communications required or permitted under this Agreement shall be effective only if in writing and delivered personally or sent by telecopier, commercial overnight delivery service or registered or certified mail, postage prepaid, addressed as follows:

         (a)      If to Lender, to:

                           LoJack Recovery Systems Business Trust
                           Westwood Executive Center
                           200 Lowder Brook Road
                           Suite 1000
                           Westwood, MA 02090
                           United States of America
                           Attention: Joseph F. Abely, President
                           Tel: 01 781 326-4700
                           Fax: 01 781-326-7255

         with copies (in the same manner) to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention: Thomas A. Wooters, Esq.
                           Telephone: 01 617 338-2800
                           Telecopier: 01 617 338-2880

         (b)      If to Borrower to:

                           Car Security S.A.
                           Libertador 4600
                           Buenos Aires, Argentina
                           Fax: 54-11-4778-6910
                           with a copy (in the same manner) to:

                           Carlos Mackinlay
                           Av. F. Alcorta 3478
                           Buenos Aires, Agentina
                           Fax: 54-11-4804-4595

         Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date delivered, if delivered personally, (ii) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, (iii) two business days after being sent, if sent by commercial overnight delivery service, and (iv) three business days after being sent, if sent by registered or certified mail. Each of the Parties shall be entitled to specify another address by giving notice as aforesaid to each of the other Party hereto.

15.      Severability.

         The holding of any provision of this Agreement to be invalid or unenforceable in any respect by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Agreement shall remain in full force and effect. In the event of any such holding, it is the intent of the parties hereto that the applicable provision be reformed by the court to the minimum extent necessary (through adjustment of scope, duration, procedure or otherwise) to render such provision valid and enforceable while as closely as possible implementing the parties' intent as expressed in this Agreement.

16.      Expenses.

         (a) Borrower agrees to pay (i) the legal fees of Sullivan & Worcester LLP, and Marval, O'Farrell and Mairal, counsel to Lender, (ii) the fees charged by Deloitte and Touche LLP, accountants to the Lender, and (iii) all other reasonable transaction costs directly incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the transaction closes, provided, that Borrower will not be obligated to pay such fees if Lender withdraws without cause. The total amount of such fees shall be added to the Debt outstanding hereunder and shall be treated in all respects as an Advance.

         (b) Borrower shall pay the reasonable costs and expenses associated with the review of its quarterly financial statements by a "Big Five" accounting firm, as provided in
                  Section 7(e) hereof.

         (c) Borrower shall pay to Lender the reasonable cost and expenses (including reasonable attorneys fees and disbursements) incurred by Lender in connection with (i) the collection of the Debt, (ii) preserving or exercising any of Lender's rights and remedies relating to, enforcing or realizing upon any endorsement, collateral or other security now or hereafter securing the payment of, or otherwise now or hereafter applicable to, the Debt, (iii) preserving or exercising any of Lender's rights and remedies pursuant to any of the Loan Documents, or (iv) defending against any claim, regardless of the basis or outcome thereof, asserted against Lender as a direct or indirect result of the execution and delivery of the Loan Documents and the making of the Loan.

17.      Payment.

         All payments with respect to the Debt shall be paid in lawful tender of the United States, in immediately available funds, to Lender at its then effective address for notices under Section 14.

18.      Remedies.

         All of Lender's rights and remedies pursuant to the Loan Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy.

19.      Termination.

         This Agreement shall terminate upon the final and indefeasible payment in full of the Note. Within five (5) business days of termination, (a) Lender shall cancel the Note and return the original Note indicated as "Paid in Full" to Borrower.

20.      Inconsistent Provisions.

         The terms of the Loan Documents shall be cumulative except to the extent they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

21.      Miscellaneous.

         (a) This Agreement, the Note and the Shareholders' Agreement contain the entire agreement between Borrower and Lender with respect to the Loan, and supersede each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by Lender with respect to the Loan, whether or not relied or acted upon, including the Term Sheet.

         (b) The words "including" and "include" when used in this Agreement, the Proxy or the Note shall be deemed to be without limitation.

22.      Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of laws.

23.      Arbitration.

         (a) All disputes arising under this Agreement shall be settled by arbitration in Boston, Massachusetts, before a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association provided, however, that notwithstanding such rules, the parties to such arbitration may conduct discovery as to relevant books, records and other documents in connection therewith. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 23.

        (b) Within 10 business days after receipt of such notice, the Lender and the Borrower shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director, stockholder or an affiliate of any party hereto.

              (i) Within 15 business days after the designation of the arbitrator, the arbitrator, the Lender and the Borrower shall meet, at which time the Lender and the Borrower shall submit in writing all disputed issues and a proposed ruling on each such issue.

              (ii) The arbitrator shall set a date for a hearing, which shall be no later than 20 business days after the submission of written proposals pursuant to clause (ii), to discuss each of the issues identified by the Lender and the Borrower. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

              (iii) The arbitrator shall use his best efforts to rule on each disputed issue within 20 business days after the completion of the hearings described in clause (iii). The arbitrator shall rule in favor of the position of one party or the other in the matter, and shall not "split" or compromise the position of the parties. The determination of the arbitrator to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

              (iv) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

              (v) Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and shall be final and binding upon the parties.

        (c) To the extent that arbitration is not legally permitted, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 24 shall prevent the parties from settling any dispute by mutual agreement at any time.

24.     Counterparts.

              This Agreement may be executed by one or more of the Parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

                                    BORROWER:

                                    Car Security S.A.

                                    By: ________________________________________
                                        Name: Carlos Mackinlay
                                        Title:



                                    LENDER:

                                    LoJack Recovery Systems Business Trust

                                    By: ______________________________________
                                        Name:  Joseph F. Abely
                                        Title: President



                                    STOCKHOLDERS:

                                                        Carlos R. Mackinlay

                                                        ________________________



                                                        Roberto Bonanni Rey

                                                        ________________________

                                                                       Exhibit A

                                 PROMISSORY NOTE

US$ 1,750,000

                                                  Westwood, MA September 5, 2002

CAR SECURITY S.A. ("Car Security"), domiciled at Avenida del Libertador 4600, 1426 Buenos Aires, Argentina, hereby promises to unconditionally pay, on or before August 31, 2004 (or sooner, in the event of acceleration for default hereunder or under the Loan Agreement of even date) and WITHOUT PROTEST, to LoJack Recovery Systems Business Trust, a Massachusetts business trust ("LoJack"), "NO A LA ORDEN", the amount of US$ One Million Seven Hundred Fifty Thousand ($1,750,000 U.S. dollars), plus reasonable legal, accounting and all other reasonable transaction costs directly incurred in connection with this Note and the transactions contemplated hereby, or so much thereof as may from time to time be advanced and remain unpaid hereunder. Said payment shall only be made in U.S. dollars (effective payment in foreign currency clause, section 44, third paragraph, Decree 5965/63) to the order of LoJack at its offices located at Westwood Executive Center, 200 Lowder Brook Road, Suite 1000, Westwood, MA 02090.

Car Security shall also pay LoJack financing interest at an interest rate fixed at 0.7508 percent per month, compounded monthly.

In the event that, as a consequence of foreign exchange controls, restrictions on the transfer of foreign currency from or to the Republic of Argentina or by reason of any other action taken by a competent governmental body, we were prevented from making the relevant payment in the currency agreed, we shall deliver to the legitimated holder hereof, at the latter's option: a) External Bonds of the Republic of Argentina or any other U.S. dollar-denominated securities issued by the National Government of any series chosen by the legitimated holder hereof, at its sole discretion, in such number and with such nominal value as shall suffice so that upon the sale thereof in a foreign market, at the option of the legitimated holder hereof, the proceeds in U.S. dollars, net of all expenses, fees and/or taxes that may be payable by reason of its transfer or sale, shall be equal to the amount in U.S. dollars payable; or
b) the amount in legal tender then in force in the Republic of Argentina as may be required to acquire External Bonds of the Republic of Argentina or any other U.S. dollar-denominated securities issued by the National Government of any series chosen by the legitimated holder hereof, at its sole discretion, in such number and with such nominal value as shall suffice so that upon the sale thereof in a foreign market, at the option of the legitimated holder hereof, the proceeds in U.S. dollars, net of all expenses, fees and/or taxes that may be payable by reason of its transfer or sale, shall be equal to the amount in U.S. dollars payable. In either case, any of the above procedures shall only be regarded as a discharge of obligations once the legitimated holder hereof shall have received the entire amount of U.S. dollars due hereunder.

Car Security expressly waives its right to invoke its inability to fulfill any payment obligation based on acts of God or force majeure events (section 514 of the Civil Code). Car Security further represents that, upon executing this acknowledgement of obligations, it is fully familiar with the current economic and financial conditions (including the exchange rate ratio among the Argentine currency, the Euro and the U.S. dollar set forth in law 23.928 as amended by law 25.445), having considered all possible consequences arising from those acts and having acted with the independent advice it has deemed convenient, for which reason it expressly waives the right to invoke hardship ("teoria de la imprevision") as contemplated in section 1198 of the Argentine Civil Code, the unconscionability theory and/or any other doctrine, concept or theory already established or which may be established in the future either by law, case law or doctrine, which may in any way release Car Security from the full, total and timely performance of its obligations as acknowledged hereunder.

In case of lack of payment upon presentation of this promissory note, penalty interest shall accrue hereon at a rate equal to 1.5 times the interest rate charged by the Banco de la Nacion Argentina (Lending Rate) for discount transactions of 30-day negotiable instruments.

For all legal purposes arising from this Promissory Note, Car Security establishes special domicile at Avenida del Libertador 4600, 1426 Buenos Aires, Argentina, where all notices served shall be deemed validly given. We expressly accept that such domicile shall be regarded as our domicile ad litem for all judicial purposes in the terms of section 40 and related sections of the Argentine Code of Civil and Commercial Procedure. We submit to the jurisdiction of the Ordinary First Instance Courts hearing Commercial Matters of the City of Buenos Aires, expressly waiving any other venue or jurisdiction.

Pursuant to the provisions of section 36 of Executive Order 5965/63, the term for presentation of this promissory note is extended to 5 years counted as from the issuance date hereof.

This Promissory Note is issued under the terms of Decree 5965/63 of the Republic of Argentina.

CAR SECURITY S.A.

__________________________
By: ______________________
Title: ___________________

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